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                                                                   EXHIBIT 10.35



                            SPECIAL REAL ESTATE BONUS

Special bonus plan with regard to the disposal and/or conversion of the Kinney and Footquarters portfolio. Program applicable to all members of the Real Estate Department, with the payouts being based on individual levels in the organization.